UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2009

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway

Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 615-9000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On May 5, 2009, the stockholders of TriQuint Semiconductor, Inc. (“TriQuint”) approved the TriQuint Semiconductor, Inc. 2009 Incentive Plan (the “2009 Plan”) at the annual meeting of stockholders (the “Annual Meeting”). The 2009 Plan was previously approved by TriQuint’s board of directors (the “Board”), upon recommendation by TriQuint’s compensation committee (the “Committee”), subject to stockholder approval at the Annual Meeting. The 2009 Plan will replace the TriQuint Semiconductor, Inc. 1996 Stock Incentive Program and the Sawtek Inc. Second Stock Option Plan, which we refer to collectively as the “Current Incentive Plans.” No new awards will be granted under the Current Incentive Plans.

The following is a summary of the principal provisions of the 2009 Plan. The following summary does not purport to be complete and is qualified in its entirety by reference to the full text of the 2009 Plan, which was attached as Appendix A to TriQuint’s Definitive Proxy Statement on Schedule 14A filed on March 26, 2009, and is incorporated herein by reference.

The 2009 Plan authorizes the issuance of 10,000,000 shares of TriQuint’s common stock. In addition, up to 28,541,892 shares subject to awards outstanding under the Current Incentive Plans may become available for issuance under the 2009 Plan to the extent that those shares on or after May 5, 2009 cease to be subject to the awards (such as by expiration, cancellation or forfeiture of the awards). The maximum number of shares that may be issued under the 2009 Plan is 38,541,892 shares, including shares that may become available from the Current Incentive Plans. Unless sooner terminated by the Board or the Committee, the 2009 Plan will terminate May 5, 2019.

The Committee will administer the 2009 Plan, except that the Board will administer the 2009 Plan with respect to TriQuint’s non-employee directors. Under the terms of the 2009 Plan, the Administrator has the authority to, among other things, select eligible individuals to whom awards are granted, determine the types of awards to be granted and the number of shares of TriQuint common stock subject to each award, determine the terms, conditions and provisions of such awards, interpret and administer the 2009 Plan and any instrument evidencing an award, notice or agreement executed or entered into under the 2009 Plan, and make any other determination and take any other action that the Committee deems necessary or desirable for administration of the 2009 Plan.

Awards may be granted under the 2009 Plan to employees, officers and directors of TriQuint and its affiliates as selected by the Committee. Under the 2009 Plan, the Committee may grant incentive and nonqualified stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units and other stock or cash-based awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

By:	/s/ STEVE BUHALY
Steve Buhaly
Chief Financial Officer

Date: May 8, 2009